SUBLEASE

      AGREEMENT OF SUBLEASE made as of this 13th day of February, 2002, between PLAYBOY ENTERPRISES INTERNATIONAL, INC., a Delaware corporation, having an office at 680 North Lake Shore Drive, Chicago, Illinois 60611 ("Landlord"), and CONCENTRA MANAGED CARE SERVICES, INC., a Massachusetts corporation, having an office at 730 Fifth Avenue New York, New York 10019 ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Landlord (as successor-in-interest to Playboy Enterprises, Inc.) is the lessee under a certain lease, dated August 11, 1992 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of December 8, 1999 (the "First Amendment"; the Original Lease and the First Amendment are collectively, the "Lease"), with Lexington Building Co. L.P. (as successor-in-interest to Lexington Building Co.), as landlord (the "Prime Lessor"), and Landlord, as tenant, which Lease demises the premises (the "Prime Leased Premises") covering the entire 3rd floor, a portion of the 4th floor and the entire 23rd floor in the building known as 730 Fifth Avenue, New York, New York (the "Building"); and

      WHEREAS, Tenant desires to sublet a portion of the 4th floor (the "Premises") in the Building, as more particularly described on Exhibit A attached hereto and made a part hereof, and Landlord is willing to sublet the same on the conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

      1. Demise; Term. Landlord hereby subleases to Tenant and Tenant hereby hires from Landlord the Premises for a term to commence (subject to the provisions of Sections 17 and 18 hereof) on the date of the Prime Lessor's written consent to this Sublease (such date is called the "Commencement Date") and to expire on July 31, 2004 (the "Expiration Date"), both dates inclusive.

      2. Fixed Rent. (a) Tenant covenants and agrees to pay to Landlord a fixed basic rent ("Fixed Rent") as follows:

      (i) for the period commencing on the Commencement Date and ending on the day before the first anniversary of the Commencement Date, $353,856.00 per annum ($29,488.00 per month);

      (ii) for the period commencing on the first anniversary of the Commencement Date and ending on the day before the second anniversary of the Commencement Date, $366,427.20 per annum ($30,535.60 per month); and

      (iii) for the period commencing on the second anniversary of the Commencement Date to and including the Expiration Date, $379,464.00 per annum ($31,622.00 per month).

      (b) Tenant shall pay the Fixed Rent and Furniture Rent (as hereinafter defined) in equal monthly installments in advance commencing on the Commencement Date, and continuing on the third business day prior to the first day of each month thereafter during the term of this Sublease, except that Tenant shall pay the first monthly installment of Fixed Rent and Furniture Rent due hereunder upon the execution hereof. Tenant shall make all payments of Fixed Rent, Furniture Rent and all other sums of money as shall become due and payable by Tenant to Landlord hereunder ("Additional Rent") to the office of Landlord, or at such other place as Landlord may designate in writing, without demand (except as expressly provided herein) and without any abatement, set-off or deduction whatsoever.

      (c) If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent and Furniture Rent for such partial calendar month shall be prorated.

      3. Additional Rent. (a) Tenant shall pay to Landlord, as Additional Rent hereunder, the full amount of any other charge, fee, cost, sum or expense which Landlord pays or incurs on or after the Commencement Date (x) for the provision of, or in connection with, any services or supplies provided to or for the Premises (or any part thereof) at the request of Tenant and (y) as may be required pursuant to the terms and provisions of the Lease with respect to the Premises.

            (b) Tenant shall pay to Landlord, as a portion of Fixed Rent, in equal monthly installments in advance commencing on the Commencement Date, and continuing on the third business day prior to the first day of each month thereafter during the term of this Sublease, as the fixed annual electricity rent inclusion factor, $3.00 per rentable square foot of the Premises which for the purposes of this Section 3(b)) shall be deemed to be 9,312 rentable square feet (the "ERIF") (the Fixed Rent set forth in Section 2(c) hereof includes an allowance of $27,936.00 per annum on account of the ERIF). If any taxes are payable in connection with the distributing of electrical energy on a rent inclusion basis or if any taxes or surcharges, including sales taxes, are imposed as a result of the resale of such energy to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant shall pay to Landlord, as Additional Rent, such taxes or surcharges.

      (c) Tenant shall pay any commercial rent or occupancy tax with regard to the Premises either to the taxing authority, or, if appropriate, to Landlord, as Additional Rent, at least five (5) business days before the due date of each and every such tax payment to the taxing authority.

      (d) All payments of Additional Rent shall be paid by Tenant to Landlord within five (5) business days after Landlord's request therefor; provided, however, that if the Lease requires the making of payments on account of any item of Additional Rent, Tenant shall make such payments at least five (5) business days prior to its respective due date under the Lease without the need for request therefor by Landlord.

      4. Use. The Premises shall be used only for general office use in connection with Tenant's business, and for no other purpose.

      5. Incorporation; Lease. (a) Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions of the Lease are hereby made a part hereof with the same force and effect as if fully set forth at length herein and the term "Landlord" in the Lease shall mean Landlord herein and the term "Tenant" in the Lease shall mean Tenant herein and the term "Lease" in the Lease shall mean this Sublease. Without limiting the foregoing, the parties agree that the following provisions of the Lease are inconsistent with the terms of this Sublease and therefore are not incorporated into this Sublease: Articles 33, 35, 38, 44, 54, 55, 56, 58, 59, 60 and 61 of the Original Lease; the first, second and third sentences of Insert 5 to the First Rider to Lease; Inserts 23 and 125 to the First Rider to Lease; the penultimate sentence of Section 39(A) of the Original Lease; Sections 57(J) (except the first sentence), (K) and (M) of the Original Lease; Exhibits D, F, I, J and K of the Original Lease; and Sections 3, 4, 5 and 13 of the First Amendment. Section 41(a) of the Original Lease as incorporated herein is hereby amended and restated in its entirety to read "Landlord shall make available electricity to the Premises from the public utility company". In any case where the consent or approval of Prime Lessor under the Lease is required, Landlord's consent shall also be required hereunder.

      (b) Except as otherwise provided herein, the time limits contained in the Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Landlord's part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by five (5) days, so that Tenant shall have a lesser time to observe or perform hereunder than Landlord has under the Lease. In no event, however, shall Tenant have less than two (2) business days to so observe or perform. If Landlord or Tenant receives any notice or demand from the Prime Landlord or Tenant receives any notice or demand from the Prime Lessor under the Lease, said party shall promptly give a copy thereof to the other.

      (c) Tenant hereby agrees to comply with all of the terms, covenants and conditions of the Lease on the part of the tenant therein named to be performed thereunder, other than, subject to the provisions of Sections 2 and 3 hereof, the payment of base rent and additional rent under the Lease.

      (d) Performance by the Prime Lessor shall be deemed and accepted by Tenant as performance by Landlord herein and Landlord shall not be responsible for any breach of the Lease by Prime Lessor or any nonperformance or noncompliance with any provision thereof by Prime Lessor, including the failure of Prime Lessor to provide any services, utilities and/or repairs. Landlord makes no representation that Prime Lessor will provide any or all of the services, utilities and/or repairs referred to and incorporated by reference into this Sublease.

      (e) Neither Landlord nor Tenant shall do nor permit anything to be done which would violate or breach the terms and provisions of the Lease or cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Lease.

      6. Remedies. (a) Landlord shall have the same rights and remedies with respect to a breach of this Sublease by Tenant as the Prime Lessor has with respect to a breach of the Lease, as if the same were more fully set forth at length herein, and Landlord shall have, with respect to Tenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Lessor under the Lease.

      (b) If Prime Lessor, in writing, shall claim or otherwise allege that a use of, action or inaction involving, or other circumstances concerning, the Premises is in violation of any provision of or may become a default under the Lease, in addition to Landlord's other rights hereunder and at law, Tenant, promptly after notice from Landlord, shall cease such use or action, take such action or cause such circumstance to be changed so that the basis or alleged basis for such claim or allegation shall no longer exist.

      7. Termination of Lease. Provided that Tenant is not in default under this Sublease, Landlord covenants and agrees not to voluntarily cancel or surrender the

Lease or voluntarily modify the Lease so as to deprive Tenant of its material rights under this Sublease, without the prior written consent of Tenant; provided, however, Landlord may voluntarily cancel or surrender the Lease if Prime Lessor agrees to recognize this Sublease as a direct lease between Prime Lessor and Tenant. Notwithstanding anything to the contrary contained herein, if the Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Landlord, as tenant thereunder (excluding a default caused by Tenant), Landlord shall not be responsible for such termination or the termination of this Sublease as a result thereof.

      8. Subordination. This Sublease is subject and subordinate to the Lease and to all other matters and interests to which the Lease is or shall be subordinate. In the event of termination, re-entry or dispossession by Prime Lessor under the Lease, Prime Lessor may, at its option, take over all of the right, title and interest of Landlord under this Sublease and Tenant shall, at Prime Lessor's option, attorn to Prime Lessor pursuant to the then executory provisions of this Sublease. In accordance with the requirements of Section 45(B)(2)(b) of the Lease, to induce Prime Lessor to consent to this Sublease, Tenant agrees that if Prime Lessor shall recover or come into possession of the Premises before the expiration of the Lease, Prime Lessor shall have the right to take over this Sublease and to have it become a direct lease with Prime Lessor in which case Prime Lessor shall succeed to all the rights of Landlord hereunder (it being understood that Prime Lessor shall elect upon the commencement of any proceedings against Landlord to terminate the Lease whether to have Tenant attorn or whether to join Tenant as a party defendant in which case Tenant shall not be required to attorn). This Sublease shall be subject to the condition that, notwithstanding anything to the contrary in this Sublease, from and after the termination of the Lease, Tenant shall waive any right to surrender possession or to terminate this Sublease by reason of termination of the Lease and, at Prime Lessor's election made in accordance with the preceding sentence, Tenant shall be bound to Prime Lessor for the balance of the term hereof and shall attorn to and recognize Prime Lessor, as landlord, under all of the then executory terms of this Sublease, except that Prime Lessor shall not
(i) be liable for any previous act, omission or negligence of Landlord, except for services, repairs, maintenance and restoration Prime Lessor is obligated to perform under the Lease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in this Sublease, which theretofore accrued to Tenant, or (iii) be bound by any modification or amendment of this Sublease of which Prime Lessor has not received notice or by any prepayment of more than one month's rent and additional rent which shall be payable as provided in this Sublease, unless such modification or prepayment shall have been approved in writing by Prime Lessor to the extent required under this Sublease. Tenant shall execute and deliver to Prime Lessor any instruments Prime Lessor may reasonably request to evidence and confirm such attornment. Tenant shall be deemed to have given a waiver of subrogation of the type provided for in the Lease. Tenant represents that it has read and is familiar with the terms of the Lease.

      9. Assignment and Subleasing. Notwithstanding anything contained in the Lease to the contrary, Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Sublease, or sublet the Premises in whole or in part or permit the Premises or any part thereof to be used by others; provided, however, subject to the consent of Prime Lessor and the provisions set forth in Article 45 of the Lease, Landlord shall not unreasonably withhold its consent to a further subletting of the Premises if Prime Lessor has consented thereto.

      10. No Services. Notwithstanding anything contained in this Sublease to the contrary, Landlord shall have no obligation to (i) perform any services under this Sublease (including, without limitation, the providing of electrical energy), (ii) make any repairs or restorations, (iii) comply with any laws or requirements of any governmental authorities, (iv) provide any insurance with respect to the Building, the Premises or the improvements therein, (v) remove, encapsulate or otherwise treat any asbestos-containing materials or other hazardous materials located in the Premises and/or the Building, or (vi) take any other action that Prime Lessor is obligated to provide, make, comply with or take, or cause to be done, under the Lease (collectively, "Services") and the only Services or rights to which Tenant is entitled hereunder, including, without limitation, any right to repairs, elevator, water, utilities, heating and air conditioning, are those to which Landlord is entitled as the tenant under the Lease, and for all such services and rights, Tenant will look solely to the Prime Lessor. Landlord hereunder assumes no liability for any covenants, representations or warranties made by Prime Lessor under the Lease. Landlord agrees to take all reasonable steps to assist Tenant as Tenant may from time to time request, at Tenant's sole expense and without liability to Landlord, in seeking such services and rights from the Prime Lessor, provided Tenant indemnifies and reimburses Landlord as to any cost or expense incurred with respect thereto. In no event, however, shall Landlord be required to commence or cooperate with any litigation against Prime Lessor or any agent, employee or affiliate thereof. Nothing contained herein shall be deemed a waiver of Landlord's rights to receive Services from Prime Lessor. Landlord shall in no event be liable to Tenant for any failure to render any of the Services, nor shall any such failure entitle Tenant to any abatement or reduction in Fixed Rent or Additional Rent payable hereunder or to any right to terminate this Sublease.

      11. Broker. Tenant warrants and represents that it has dealt with no broker in connection with this transaction except Cushman & Wakefield, Inc. and Equis

Corporation (collectively, "Broker") and agrees to indemnify and hold Landlord and Prime Lessor harmless from all costs, expenses and liability arising from any claim for brokerage commission made by any other party claiming to act for or on behalf of Tenant in this transaction. Tenant shall not be liable for payment of the commission due to Broker in connection with this transaction which commission shall be payable pursuant to a separate agreement.

      12. Holdover. Upon the expiration or other termination of the term of this Sublease, Tenant shall quit and surrender the Premises as provided in the Lease. In the event Tenant holds over at the expiration or earlier termination of this Sublease without Landlord's and Prime Lessor's consent, it is understood and agreed that, in addition to all other rights and remedies of Landlord and Prime Lessor provided by law or by the terms of this Sublease (including, without limitation, by the terms of the Lease as incorporated herein), Tenant shall pay Landlord an amount equal to two times all Fixed Rent, Furniture Rent and additional rent payable by Landlord as tenant under the Lease, calculated on a monthly basis for each month, or portion thereof, that Tenant remains in possession after the expiration or other termination of the term of this Sublease. Nothing contained herein shall be deemed a consent by Landlord or Prime Lessor to the holding over by Tenant, nor a waiver of any other remedy which Landlord or Prime Lessor may have available to it. Tenant's obligations under this Section 12 shall survive the termination of this Sublease.

      13. Insurance. Tenant shall, at its sole cost and expense and for the term of this Sublease, maintain all property, liability and other insurance required by Article 49 of the Lease in accordance therewith. On or prior to the Commencement Date, Tenant shall deliver to Landlord copies of such insurance policies, together with certificates of insurance naming Landlord, Prime Lessor and such other parties as are required to be named pursuant to the Lease as additional insureds.

      14. As Is. Tenant agrees to accept the Premises "as is," at the time possession thereof is delivered (including without limitation, all furniture, fixtures and equipment) to Tenant free of any occupancy and Landlord shall have no obligation to perform any alterations, work or repairs on behalf of Tenant or contribute any sums toward same; provided, that the Premises shall be delivered in broom clean condition. Tenant acknowledges that no representations with respect to the condition of the Premise, or with respect to the condition of any fixtures, equipment or furnishings therein contained, have been made to it. Tenant shall not perform any work or alterations in preparing the Premises for occupancy, or otherwise during the term of this Sublease, without the prior written approval of both Landlord and Prime Lessor. If so approved, all such work and alterations shall be performed in full compliance with the applicable provisions of the Lease.

      15. Merger. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

      16. Notices. Any notice or demand which either party may or must give to the other hereunder shall be in writing and given in accordance with Section 52 of the Lease, addressed as follows:

            If to the Landlord: Playboy Enterprises International, Inc.
                                680 North Lake Shore Drive
                                Chicago, Illinois 60611
                                Attn: Associate General Counsel

            with copies to:     Playboy Enterprises International, Inc.
                                730 Fifth Avenue
                                New York, New York 10019
                                Attn: Director of Administrative Services

                                Fried, Frank, Harris, Shriver & Jacobson
                                One New York Plaza
                                New York, New York 10004
                                Attn: Jonathan L. Mechanic, Esq.

            If to Tenant:       Concentra Managed Care Services, Inc.
                                c/o Real Estate
                                5080 Spectrum, Suite #400W
                                Addison, TX 75001

            with copies to:     Concentra Managed Care Services, Inc.
                                730 Fifth Avenue
                                New York, New York 10019
                                Attn: Office Manager

                                Concentra Operating Corp.
                                5080 Spectrum, Suite #400W
                                Addison, TX 75001
                                Attention: General Counsel

Either party may, by notice in writing, direct that future notices or demands by sent to a different address.

      17. Consents. This Sublease is subject to, and shall become effective upon, the written consent of the Prime Lessor in accordance with all applicable terms of the Lease. Tenant agrees to furnish to Landlord such information as may be reasonably necessary to obtain such consent, and to enter into such agreements among the Prime Lessor, Landlord and Tenant as the Prime Lessor may reasonably require pursuant to the Lease in connection with giving its consent to this Sublease including, without limitation, an agreement to attorn to the Prime Lessor as landlord in the event of a termination of this Sublease. Any delay in the Prime Lessor's furnishing such consent shall not postpone or extend the Expiration Date. In the event such consent is denied, this Sublease shall thereupon terminate and be of no further force or effect. In the event such consent is not obtained on or prior to the 60th day following the date hereof, then either party shall have the right to give written notice canceling this Sublease. Landlord shall request the Prime Lessor's consent with reasonable promptness. Furthermore, upon receiving such written consent from the Prime Lessor, Landlord shall promptly deliver a copy thereof to Tenant.

      18. Delivery of Possession. (a) Notwithstanding anything herein contained to the contrary, if Landlord is unable to deliver to Tenant possession of the Premises, or any part thereof, on the date set forth in Section 1 hereof as the Commencement Date because of a fire or casualty therein or for any reason whatsoever, (i) Landlord shall not be subject to any liability for failure to deliver possession on said Commencement Date, (ii) the validity of this Sublease shall not be impaired under such circumstances, (iii) the same shall not be construed in any wise to extend the term of this Sublease and (iv) the term of this Sublease shall commence on, and the Commencement Date shall be, the date on which Landlord delivers possession of the Premises to Tenant.

      (b) The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

      19. Damage by Fire or Other Cause; Condemnation. Notwithstanding any contrary provision of the Lease incorporated herein by reference, Tenant shall have no right to (a) terminate this Sublease as to all or any part of the Premises by reason of a casualty on condemnation or (b) an abatement of Fixed Rent or Additional Rent by reason of a casualty or condemnation, unless Landlord is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. The provisions of this Section 19 shall be deemed an express agreement governing any case of damage or destruction of the Subleased Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

      20. Security. Tenant has deposited with Landlord the sum of $114,925.60 (the "Security Deposit") as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Sublease. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Sublease, including, but not limited to, the payment of Fixed Rent, Furniture Rent and Additional Rent, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the Security Deposit and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent, Furniture Rent and Additional Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the Security Deposit or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent or Furniture Rent beyond the applicable grace period. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Sublease, the Security Deposit or any balance thereof, with the interest thereon, if any, to which Tenant is entitled, shall be returned or paid over to Tenant after the date fixed as the end of this Sublease and after delivery to Landlord of entire possession of the Premises. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      21. Authority. To induce Landlord to enter into this Sublease, Tenant hereby represents, warrants and covenants to Landlord that (i) Tenant is a duly formed and validly existing corporation with full power and authority to enter into this Sublease and to perform its obligations hereunder in accordance with its terms and (ii) this Sublease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

      22. Leasing of Furniture. Landlord hereby leases to Tenant and Tenant hereby hires from Tenant the furniture located in the Premises (the "Furniture"), as more particularly described on Exhibit B attached hereto and made a part hereof, for Tenant's use in the Premises. Tenant shall accept Furniture in its "as-is" and "where is" condition, and acknowledges that Landlord has not made any representations or warranties as to the condition or fitness of the Furniture for Tenant's use. Tenant covenants and agrees to pay to Landlord, in consideration of Landlord leasing the Furniture to Tenant, a fixed basic rent of $93,120.00 per annum ($7,760.00 per month) (the "Furniture Rent"), for the period commencing on the Commencement Date to and including the Expiration Date. The Furniture shall be leased to Tenant in accordance with all of the terms and conditions of this Sublease throughout the term hereof and Tenant shall maintain the Furniture in good order and repair. Notwithstanding anything to the contrary contained in this Sublease, the Furniture (i) shall remain the property of Landlord for all purposes, (ii) shall not be removed from the Premises or altered in any respect, and (iii) shall be returned to Landlord on the Expiration Date in its "as-is" condition as of the Commencement Date, reasonable wear and tear excepted. Tenant shall indemnify Landlord for all costs and expenses incurred by Landlord as a result of any damage or loss, for any reason whatsoever, to the Furniture. Tenant's obligations under this Section 22 shall survive the termination of this Sublease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Sublease as of the day and year first above written.

                                        PLAYBOY ENTERPRISES INTERNATIONAL, INC.

                                        By: /s/ Linda Havard
                                           ----------------------------------
                                           Name:  Linda Havard
                                           Title: CFO


                                        CONCENTRA MANAGED CARE SERVICES, INC.

                                        By: /s/ Richard A. Parr II
                                           ----------------------------------
                                           Name:  Richard A. Parr II
                                           Title: Executive Vice President

                                    EXHIBIT 1

                                    Premises

This floor plan is annexed to and made a part of this Lease solely to indicate the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

                              [FLOOR PLAN GRAPHIC]

                                    EXHIBIT 2

                                    Furniture

45 each      Steelcase Desk Chairs -- Russet

46 each      Chair Mats

12 each      Knoll Studio JR Chair without arms -- Maple finish

6 each       Knoll Studio JR chair with arms -- Maple finish

16 each Herman Miller Eames Aluminum Management chair -- Mulberry Crepe fabric

3 each 42" round Bretford Conference Table with base -- Saffron laminate top -- cappuccino paint base

1 each 60" round Bretford Conference Table with base -- Saffron laminate cappuccino paint base

1 each 42/54" Diameter x 120" long Boat Shaped powered conference table with base -- Saffron laminate top -- cappuccino paint base

4 each Allsteel 5400 series 5 high 42" x 18" x 64-3/4" lateral file cabinet with lock -- Metallic Beige

4 each Allsteel 5400 series 3 high 30" x 18" x 39-3/4" lateral file cabinet with lock -- Metallic Beige

4 each Allsteel 5400 series 3 high 36" x 18" x 39-3/4" lateral file cabinet with lock -- Metallic Beige

4 each Allsteel 5400 series 3 high 42" x 18" x 39-3/4" lateral file cabinet with lock -- Metallic Beige

1 lot Knoll Morrison components to make up 8 office configurations and 38 workstation configurations - configurations consist of panels, worksurfaces, file pedestals, overheads storage bins and fabric panels


                                       14